 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2016

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Titan Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on August 2, 2016. Prior to the Annual Meeting, the Board of Directors of the Company consisted of eight directors. As disclosed in the Definitive Proxy Statement on Schedule 14A of the Company filed with the Securities and Exchange Commission on June 29, 2016, Victor Bauer and Ley Smith retired from the Board of Directors of the Company effective as of August 2, 2016. The Company is looking to fill the vacancies created by these retirements.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summarized below are the results of the matters voted on at the Annual Meeting:

1.	Election of directors to serve on the Board of Directors of the Company for a one-year term until the next annual meeting of the Company’s stockholders or until their successors are elected and shall qualify.

	For	Against	Broker Non-Vote
Marc Rubin	3,764,541	513,064	11,096,906
Sunil Bhonsle	3,613,729	663,876	11,096,906
Joseph A. Akers	3,878,164	399,441	11,096,906
Eurelio M. Cavalier	3,823,188	454,417	11,096,906
M. David MacFarlane	3,948,076	329,529	11,096,906
James R. McNab, Jr.	3,929,654	347,951	11,096,906

2.	Approval of amendments to the Company’s 2015 Omnibus Equity Incentive Plan to (i) increase the number of shares of common stock reserved for awards from 1,363,637 to 2,500,000 and (ii) increase the maximum number of shares that may be granted to any one person in a calendar year from 90,909 to 500,000.

For	Against	Abstain	Broker Non-Vote
2,688,335	1,525,331	63,939	11,096,906

3.	Ratification of the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
13,782,518	1,227,849	364,144

As a result of the voting at the Annual Meeting, each of the nominees for director named above was elected and each of the proposals described above was approved by the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

10.32	Titan Pharmaceuticals, Inc. Amended and Restated 2015 Omnibus Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2016	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
	Name:	Sunil Bhonsle
	Title:	President and Chief Executive Officer

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